EXHIBIT NO. 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-27359, 33-35243, 333-25299 and 333-49525 of Roanoke Electric Steel Corporation on Form S-8 of our report dated December 8, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations”, on November 1, 2002), incorporated by reference in this Annual Report on Form 10-K of Roanoke Electric Steel Corporation for the year ended October 31, 2003.

/s/ Deloitte & Touche LLP
Raleigh, North Carolina January 28, 2004

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